NSAR ITEM 77O

VK Technology Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From        shares    underwriting   Purchase

    1         Anthem, Inc.    Goldman Sachs    23,700      .029%       10/29/01


    2         AMN Healthcare  Banc of America  13,400      .244%       11/12/01
              Services


Underwriters for #1
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities, Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Salomon Smith Barney, Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, LP
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Epoch Securities, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
Prudential Securities Incorporated
Sandler O'Neill & Partners, L.P.
SunTrust Capital Merkets, Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
Dowling & Partners Securities, LLC
C.L. King & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Melvin Securities, L.L.C.
NatCity Investments, Inc.
Neuberger Berman, LLC
Ramirez & Co., Inc.
Stephens Inc.
Stifel, Nicholaus & Company, Incorporated
May Davis Group, Inc.


Underwriters for #2
Banc of America Securities LLC
UBS Warburg LLC
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Deutsche Banc Alex Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
U.S. Bancorp Piper Jaffray Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, LLC
Buckingham Research Group
First Southwest Company
Gerard Klauer Mattison & Co., Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
SunTrust Robinson Humphrey
Wells Fargo Van Kasper